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Exhibit 8.1

[VINSON & ELKINS L.L.P. LETTERHEAD]

April 20, 2006

MarkWest Energy Partners, L.P.
155 Inverness Drive West, Suite 200
Englewood, Colorado 80112-8700

  RE:
  MARKWEST ENERGY PARTNERS, L.P. REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

        We have acted as counsel for MarkWest Energy Partners, L.P. (the "Partnership"), a Delaware limited partnership, and MarkWest Energy GP, L.L.C. (the "General Partner"), a Delaware limited liability company, with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), regarding the offer and sale of by certain unitholders of the Partnership of up to 3,820,097 common units representing limited partner interests in the Partnership (the "Common Units"), including (i) 166,666 Common Units that are issuable upon the conversion of 166,666 subordinated units representing limited partner interests in the Partnership and (ii) 3,820,097 Common Units currently outstanding. We have also participated in the preparation of a Prospectus (the "Prospectus") contained in the Registration Statement to which this opinion is an exhibit. In connection therewith, we prepared the discussion (the "Discussion") set forth under the caption "Material Tax Consequences" in the Prospectus.

        All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Prospectus, qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its General Partner, included in the Discussion, as to which we express no opinion).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act.

                      Very truly yours,

                      /s/ VINSON & ELKINS L.L.P.

                      Vinson & Elkins L.L.P.

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  Exhibit 8.1